                                                                   EXHIBIT 10.25

                         AMENDMENT, WAIVER AND CONSENT


         AMENDMENT, WAIVER AND CONSENT dated as of April 14, 1997 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of December 19, 1995 (as heretofore amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HANOVER COMPRESSOR COMPANY, a Delaware corporation ("HCC" or the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Banks") and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as the agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Banks and the Agent are parties to the Credit Agreement; and

         WHEREAS, the Borrower has requested that the Agent and the Banks (i) increase the Commitments under the Credit Agreement from $90 million to $150 million, (ii) waive the Borrower's non-compliance with the terms and provisions of the Loan Documents resulting from the Oklahoma Disposition (as defined hereinbelow), (iii) consent to the transaction contemplated by the Hanover/Smith Columbus Mortgage (as defined hereinbelow) and waive any violation of the Loan Documents resulting therefrom, (iv) amend Schedule I of the HCC Pledge Agreement and (v) waive certain provisions of Subsection 8 of the Collateral Trust Agreement; and

         WHEREAS, the Agent and the Banks are agreeable to the requested amendments, waivers and consents but only on the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement or the Collateral Trust Agreement, are used herein as therein defined and the following term shall have the following meaning:

                 "Oklahoma Disposition": shall mean that certain disposition of the property located in Oklahoma by HCC, as described in the letter from HCC to the Agent dated April 7, 1997.

         2. Amendment to Schedule I to the Credit Agreement. Schedule I to the Credit Agreement is hereby amended by deleting the existing Schedule I in its entirety and substituting in lieu thereof the new Schedule I attached hereto as Exhibit A.

         3. Waiver Related to the Oklahoma Disposition. The Agent and the Banks hereby waive the Borrower's non- compliance with the terms and provisions of the Loan Documents (including without limitation the Credit Agreement, the HCC Security Agreement and the Oklahoma Mortgage) and any Default or Event of Default which may have occurred in connection therewith as a result of the Oklahoma Disposition.

         4. Consent Related to the Hanover/Smith Columbus Mortgage. Notwithstanding the terms and provisions of the Loan Documents (including without limitation the Credit Agreement and the Hanover/Smith Security Agreement), the Agent and the Banks hereby consent to Hanover/Smith and the Borrower entering into the mortgage financing arrangement pursuant to which Hanover/Smith will (i) incur additional indebtedness in order to exercise its option to purchase the production equipment fabrication facility in Columbus, Texas and (ii) mortgage the acquired facility as security for the financing (the "Hanover/Smith Columbus Mortgage") and waive any violation of the Loan Documents (including without limitation the Credit Agreement and the Hanover/Smith Security Agreement) which might result therefrom and waive any requirement that such assets acquired be included as Collateral under the Security Documents; provided, however, that (i) any Indebtedness incurred in connection therewith shall be included for purposes of calculating the financial covenants under Subsection 8.1 of the Credit Agreement, (ii) the total amount of Indebtedness incurred in connection therewith not exceed $2.4 million, (iii) no Liens on any of the Borrower's and its Subsidiaries' assets (with the exception of the Hanover/Smith Columbus Mortgage) be granted in connection therewith.

         5. Amendment to Schedule I of the HCC Pledge Agreement. Schedule I of the HCC Pledge Agreement is hereby amended by deleting the number "2" from the column representing the stock certificate number relating to the pledged shares of Contract Compression International Argentina, S.A. and substituting in lieu thereof the number "1".

         6. Wavier of Subsection 8 of the Collateral Trust Agreement. The Agent and the Banks hereby waive compliance with the thirty day written notice requirement of Subsection 8 of the Collateral Trust Agreement solely with respect to the increase of Commitments contemplated by this Amendment and acknowledge that such increased Commitments will constitute Additional Indebtedness and Master Debt.

         7. Effectiveness. This Amendment shall become effective on April 14, 1997 (the "Amendment Effective Date") subject to the fulfillment of the following conditions: (a) the Borrower shall have delivered to the Agent and the Collateral Trustee duly executed copies of this Amendment, (b) the Agent shall have received duly executed copies of this Amendment from each Bank, (c) the Borrower shall have delivered to the Agent on behalf of each Bank a duly executed replacement Revolving Credit Note in a principal amount equal to such Bank's Amended Commitment in substitution for and replacement of each Bank's existing Revolving Credit Note (each Bank hereby agreeing to return to the Borrower as soon as practicable thereafter such Bank's cancelled, existing Revolving Credit
Note), (d) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment, (e) the Agent shall have received from JEDI a consent to this Amendment and a waiver of the thirty day notice requirement of Subsection 8 of the Collateral Trust Agreement and
(f) the Collateral Trustee and the Agent shall have received, with a copy for each Bank, the following:

                 (i) a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (x) the execution, delivery and performance of this Amendment and (y) the incurrence of the Additional Indebtedness pursuant to the Credit Agreement as modified by this Amendment;

                 (ii) a certificate of a Responsible Officer of the Borrower certifying that all provisions (including Subsections 8 and 9) of the Collateral Trust Agreement that are required for (i) the Additional Indebtedness created by the Credit Agreement as modified by this Amendment to constitute Master Debt have been complied with and demonstrating, in reasonable detail, compliance with any restrictions on the incurrence of the Additional Indebtedness by the Borrower under any Master Debt Agreement and (ii) this Amendment have been complied with;

                 (iii) a legal opinion of Neal, Gerber & Eisenberg, acceptable to the Agent, relating to this Amendment, the issuance of the Additional Indebtedness pursuant to this Amendment as Master Debt under the Collateral Trust Agreement and as to such other related matters as the Agent may reasonably request;

                 (iv) a letter from the Collateral Trustee (a) agreeing to the waiver of the thirty day notice requirement under Subsection 8 of the Collateral Trust Agreement and (b) stating that it has received no objection from the Required Percentage of any Class of Master Debt that the designation of the Additional Indebtedness created pursuant to this Amendment as Master Debt would violate the terms of any Master Debt Agreement; and

                 (v) instructions from JEDI to the Collateral Trustee substantially similar to those set forth in the last paragraph of this Amendment.

                 8. Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement (except those which expressly speak as of a certain date) will be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof.

                 9. Continuing Effect of Credit Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the Loan Documents not expressly referred to herein and shall not be construed as a wavier or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Agent and/or the Banks. Except as expressly amended hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

                 10. Counterparts. This Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 12. Expenses. The Borrower agrees to pay or reimburse the Agent for all of their out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above. In addition, the undersigned holders of Secured Obligations hereby authorize and direct the Collateral Trustee to (A) consent to any waiver of (i) Subsection 5(i) of the Hanover/Smith Security Agreement with respect to the Hanover/Smith Columbus Mortgage, (ii) Subsections 5(j) and 8 of the HCC Security Agreement with respect to the Oklahoma Disposition and
(iii) Subsection 8 of the Collateral Trust Agreement pursuant to Section 6 of this Amendment, (B) release the property covered in the Oklahoma Disposition from any Lien created by the Security Documents and (C) release the Liens on that portion of the Collateral that will be subject to the Hanover/Smith Columbus Mortgage.

                                  HANOVER COMPRESSOR COMPANY



                                  BY:  /s/ CURTIS BEDRICH
                                     ------------------------------------------
                                   Name:   Curtis Bedrich
                                   Title:  Treasurer


                                  THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Agent and as a Bank



                                  BY:  /s/ MARTHA ANN FETNER
                                     ------------------------------------------
                                   Name:   Martha Ann Fetner
                                   Title:  Vice President


                                  THE BANK OF NOVA SCOTIA



                                  BY:  /s/ A.S. NORSWORTHY
                                     ------------------------------------------
                                   Name:   A.S. NORSWORTHY
                                   Title:  SR. TEAM LEADER-LOAN OPERATIONS



                                  CREDIT LYONNAIS, NEW YORK BRANCH



                                   BY: /s/  PASCAL POUPELLE
                                      -----------------------------------------
                                    Name:   PASCAL POUPELLE
                                    Title:  SENIOR VICE PRESIDENT

                                  WELLS FARGO BANK (TEXAS) NATIONAL
                                  ASSOCIATION



                                  BY:  /s/ THEODORE M. NOWAK
                                     -------------------------------------------
                                   Name:  Theodore M. Nowak
                                   Title: Vice President

Acknowledged and agreed to as
of the date hereof:

MAINTECH ENTERPRISES, INC.


By:  /s/ CURTIS BEDRID
    --------------------------------
 Name:  Curtis Bedrid
 Title: Treasurer

HANOVER/SMITH, INC.


By:  /s/ CURTIS BEDRID
    --------------------------------
 Name:  Curtis Bedrid
 Title: Treasurer

HANOVER ACQUISITION CORP.


By:  /s/ CURTIS BEDRID
    --------------------------------
 Name:  Curtis Bedrid
 Title: Treasurer


HANOVER LAND COMPANY


By:  /s/ CURTIS BEDRID
    --------------------------------
 Name:  Curtis Bedrid
 Title: Treasurer


THE CHASE MANHATTAN BANK
(formerly known as Chemical
Bank), as Collateral Trustee


By:  /s/ WANDA EILAND
    --------------------------------
 Name:  Wanda Eiland
 Title: Trust Officer

       EXHIBIT A                                              Schedule I
                             BANKS AND COMMITMENTS

Name and Address                                  Commitment
of Bank                                           Percentage                   Commitment
----------------                                  ----------                   ----------
The Chase Manhattan Bank                          30.000000000%                $45,000,000
1 Chase Manhattan Plaza, 3rd Floor
New York, New York 10081
Attention: Martha A. Fetner
Telecopy: (212) 552-1687

with a copy to:

Chase Securities Inc.
Oil and Gas Group
1 Chase Manhattan Plaza, 3rd Floor
New York, New York 10081
Attention: Douglas Petno
Telex: 232 337
Telecopy: (212) 552-1687

Wells Fargo (Texas) National                      23.333333333%                $35,000,00
Association
1000 Louisiana, 3rd Floor
Houston, Texas 77002
Attention: Theodore Nowak
Telecopy: (713) 250-7912

The Bank of Nova Scotia                           23.333333333%                $35,000,00
600 Peachtree Street Northeast
Suite 2700
Atlanta, Georgia 30308
Attention: Claude Ashby
Telecopy: (404) 888-8998

With a copy to:

The Bank of Nova Scotia
1100 Louisiana, Suite 3000
Houston, Texas 77002
Attention: Jamie Conn
Telecopy: (713) 752-2425

Credit Lyonnais                                   23.333333333%                $35,000,00
1000 Louisiana, Suite 5360
Houston, Texas 77002
Attention: Brian Barth
Telecopy: (713) 751-0307

Total:
                                                  ------------                 -----------
                                                      100%                     $150,000,000





                                       8